                                                              November 26, 1999



HMG Worldwide Corporation
475 Tenth Avenue
New York, New York 10018


        Re:  Registration Statement on Form S-3 under the Securities Act of 1933


Ladies and Gentlemen:

         In our capacity as counsel to HMG Worldwide Corporation, a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 1,350,000 shares of Common Stock, $0.01 par value (the "Common Stock"), which have been included in the Registration Statement for the account of certain persons identified in the Registration Statement as the Selling Stockholders.

         The Shares are comprised of 450,000 shares which have been issued to the Selling Stockholders ("Issued Stock") and 900,000 shares which are are issuable upon exercise of certain warrants (the "Warrants"), each issued to the Selling Stockholders by the Company.

         In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the issuance of the Warrants.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Warrant Shares, when duly issued upon exercise of the Warrants will be duly and validly authorized and fully paid and non-assessable.

HMG Worldwide Corporation
November 26, 1999
Page 2


         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                 Very truly yours,

                                                 PARKER DURYEE ROSOFF & HAFT

                                                 By:  /s/ Craig S. Libson
                                                    ---------------------------
                                                      A Member of the Firm